CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.333-259093) of C21 Investments Inc. (the "Company") of our report dated June 10, 2026, relating to the consolidated financial statements of the Company as of and for the year ended March 31, 2026, included in this Annual Report on Form 20-F for the year ended March 31, 2026.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

June 10, 2026

DAVIDSON & COMPANY LLP	1200-609 Granville Street	604 687 0947
	PO BOX 10372, Pacific Centre	davidson-co.com
Vancouver, BC V7Y 1G6